SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2006 (March 1, 2006)

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)

incorporation)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 1, 2006, United Retail Group, Inc. (the “Company”) issued a press release, which is furnished as Exhibit 99 to this report, for publication on March 2, 2006.

The percentage changes in comparable store sales mentioned in the press release refer to those stores that were open for at least 12 months. A store that is relocated within the same shopping center or mall is considered comparable. However, if the store is relocated elsewhere, it is considered a new store and not comparable. A store that is expanded or contracted is still comparable, i.e., the sales from the remodeled store are considered comparable. Stores that are closed are not considered comparable. The comparable store sales calculation is not adjusted for changes in the store sales return reserve.

Management uses percentage changes in comparable store sales as a measure of productivity.

Item 9.01. Financial Statements and Exhibits.

The registrant has furnished as Exhibit No. 99 the press release, dated March 2, 2006, of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED RETAIL GROUP, INC.

By: /s/ GEORGE R. REMETA

George R. Remeta
Vice Chairman and
Chief Administrative Officer

Date: March 1, 2006

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release, dated March 2, 2006, of the Company (furnished)